Exhibit 99.2
Important Disclosures
Free Writing Prospectus | CIM Commercial Trust Corporation Investor Presentation Q3 2020
Filed Pursuant to Rule 433 | Dated November 9, 2020 | Registration Statement No. 333-233255
CIM Commercial Trust Corporation (“CMCT”) has filed a registration statement (including a base prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering of Series A Preferred Stock and Series D Preferred Stock to which this communication relates. Before you invest, you should read the base prospectus, dated December 4, 2019, in that registration statement, the prospectus supplement for the Series A Preferred Stock and Series D Preferred Stock, dated January 28, 2020, as supplemented by Supplement No. 1 thereto, dated April 9, 2020, Supplement No. 2 thereto, dated June 29, 2020, Supplement No. 3 thereto, dated September 25, 2020 and other documents CMCT has filed with the SEC for more complete information about CMCT and the offering. You may request to receive a prospectus by calling toll-free at 1-866-341-2653.
Reverse Stock Split
On September 3, 2019, CMCT effected a 1-for-3 reverse stock split (the “Reverse Stock Split”) on its common stock, par value $0.001 per share. Unless otherwise specified, all CMCT common stock and CMCT common stock per share amounts set forth in this presentation have been adjusted to give retroactive effect to the Reverse Stock Split.
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